                                                                    Exhibit 28.1
                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------

IN RE AUTOTOTE CORPORATION:                 CONSOLIDATED
SECURITIES LITIGATION:                      Master File No.
                                            95-63
-----------------------------------

THIS DOCUMENT RELATES TO:

     All Actions

-----------------------------------



                            ORDER AND FINAL JUDGMENT
                            ------------------------

     A hearing having been held before this Court on the 22nd day of October, 1996 to determine: (1) whether this action should be finally certified as a class action pursuant to Rule 23 (a) and (b) (3) of the federal rules of Civil Procedure on behalf of the "Class" consisting of all persons who purchased Autotote Corporation common stock, during the period March 18, 1994 through and including February 14, 1995, and who suffered a loss thereon, as more particularly described in this Court's Preliminary Order in Connection with Class Settlement Proceedings, dated August 1, l996; (2) whether the terms and conditions of the Amended Stipulation and Agreement of Settlement, dated July 19, 1996 (the "Amended Stipulation" ) are fair, reasonable and adequate for the settlement of all claims asserted by the Class against the Defendants (as defined below) in the Consolidated Amended Class Action Complaint filed on or about June 16, 1995 (the "Complaint") now pending in this Court under the above caption, including the release of the Released Parties (as defined below) and should be approved; (3) whether the terms and conditions for the distribution of the Net Settlement Fund, comprised of cash and the common stock of Autotote Corporation, pursuant to the Amended Stipulation are fair, reasonable and adequate and are in the best interests of the Class; (4) whether judgment should be entered dismissing the Complaint on the merits and with prejudice in favor of the Defendants as against all persons or entities who are Members of the Class who have not requested exclusion therefrom; and (5) whether and in what amount to award fees and reimbursement of expenses to Plaintiffs' Counsel. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased Autotote Corporation common stock during the period March 18, 1994 through and including February 14, l995 (the "Class Period") (except those persons or entities excluded from the definition of the Class) as shown by the records of Autotote Corporation, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in The Wall Street Journal pursuant to the specifications of the Court, and that such
-------------------
notice to the Class was the best notice practicable under the circumstances; and the Court having considered and determined the fairness and reasonableness of the award of attorneys' fees and expenses requested


     NOW, THEREFORE:, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                        1. This action satisfies the applicable prerequisites for class action treatment under Fed.R.Civ.P. 23 (a) and (b). The Class, as defined in this Court's prior Order, is so numerous that joinder of all members is impracticable; there are questions of law and fact common to the Class; the claims of the Class representatives are typical of the claims of the Class; and the Class representatives will fairly and adequately protect the interests of the Class. Questions of law and fact common to the members of the class predominate over any questions affecting only individual members, and a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

                        2. This Action is hereby finally certified as a class action on behalf of a class consisting of: all persons who purchased Autotote common stock, during the period March 18, 1994 through and including February 14, 1995, and who suffered a loss thereon. Excluded from the Class are the Defendants in this action, members of the immediate families of each of the Defendants, any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of any such excluded party.


                        3. The amended Stipulation is approved as fair, reasonable and adequate, and in the best interests of the Class, and the Class Members and the Parties are directed to consummate the Settlement in accordance with the terms and provisions of the Amended Stipulation.

                        4.  The terms and conditions for the distribution of the

Net Settlement Fund, consisting of cash and Autotote Corporation common stock, pursuant to the Amended Stipulation and this Order and Final Judgment are approved as fair, reasonable and adequate and in the best interests of the Class.

                        5. The Complaint is hereby dismissed with prejudice and without costs as against Defendants Autotote Corporation, A. Lorne Weil, Robert
D. Ciunci, Dennis C. Wallach, Larry J. Lawrence, and Alan J. Zakon.

                        6. The Released Parties are hereby released and forever discharged from all Settled Claims by Plaintiffs and members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent. The Settled Claims are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment. "Released Parties" means (1) Autotote Corporation, and A. Lorne Weil, Robert D. Ciunci, Dennis C. Wallach, Larry J. Lawrence and Alan J. Zakon (the "Individual Defendants") (Autotote Corporation and the individual Defendants being referred to as the "Defendants"); (2) with respect to Autotote, its past or present parents, subsidiaries, officers, directors, agents, employees, attorneys, outside auditors and accountants (including KPMG Peat Marwick LLP), investment advisors, affiliates, predecessors, successors and assigns; and (3) with respect to the Individual Defendants, the legal representatives, heirs, executors, administrators, insurance carriers, attorneys, successors in interest or assigns of the Individual defendants. "Settled Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and unknown claims, that have been, could have been, or in the future could be asserted in any forum by the Class Members or any of them or the successors and assigns of any of them, whether directly, indirectly, representatively, derivatively, or in any other capacity, against any of the Released Parties, which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or referred to in the Complaint. This release is not intended to and shall not release or otherwise impair any claim or cause of action that defendants, or any of them, may have against KPMG Peat Marwick LLP.

     7. The Plaintiffs and all the members of the Class and their heirs, executors, administrators, successors and assigns, and any persons they represent, are barred and permanently enjoined from prosecuting, commencing, instituting or asserting all or any of the Settled Claims in any action or other proceeding in any court of law or equity, arbitrational tribunal, administrative or other forum, whether directly, representatively, derivatively, or in any other capacity, against the Released Parties or any of them.

     8. Neither the Amended Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein, nor this Order And Final Judgment, shall be:

         (a) offered or received against the Defendants or any of them as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any allegation made by Plaintiffs or the Class or the validity of any claim that was, could have been, or in the future might be asserted in the Litigation and/or the Complaint, or the deficiency of any defense that was, could have been, or in the future might be asserted with respect to the Litigation and/or the Complaint;

     (b) offered or received against the Defendants or any of them as evidence of a presumption, concession or admission of any fault, misre-presentation or omission with respect to any statement or written document approved or made by any Defendant, or that the Plaintiffs or the Class have in fact suffered any damage or that the Defendants or any of them are liable to Plaintiffs or any member of the Class, or against the Plaintiffs and the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

     (c) offered or received against the Defendants or any of them as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way used or referred to for any other reason as against any of the parties to the Amended Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Amended Stipulation; provided, however, Defendants or any of them may refer to them or otherwise use them in any manner necessary to effectuate and enforce the releases and the liability protection granted them thereunder; and

     (d) construed against the Defendants or any of them or the Plaintiffs and the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.


     9. Counsel for Plaintiffs and the Class are awarded (a) reimbursement of their litigation expenses in the amount of $419,555.88 from the Cash Settlement Amount, plus interest on that sum from the date the Cash Settlement Amount was funded to the date of payment at the same net rate that the Cash Settlement Amount has earned; (b) 17% of the Autotote Corporation common stock, to be issued to the Class pursuant to paragraphs 4.b and 4.c of the Amended Stipulation, and (c) 17% of the cash available for distribution to the Class after deducting from the cash Settlement Amount (i) the expenses for which paragraph 9 (a) above provides, and (ii) all expenses of notice and settlement and administration. The Court finds this award of attorneys' fees to be fair and reasonable. The fees and expenses awarded pursuant to this paragraphs shall be paid to Plaintiffs' Co-Lead Counsel only upon the Court's entry of the Class Distribution Order. The award of attorneys' fees shall be allocated among counsel for Plaintiffs and the Class in a fashion which, in the opinion of Plaintiffs' Co-Lead Counsel, fairly compensates counsel for the Plaintiffs and the Class for their respective contributions in the prosecution of the litigation.

     10. On the Effective Date, Defendants and the insurance carriers shall cease to have any responsibility for or control over the Safekeeping Account, previously established pursuant to the Safekeeping Account Agreement dated April 9, 1996, which prior to the Effective Date contained the cash portion of the Gross Settlement Fund, together with interest accrued and less taxes and costs, and shall execute any documents necessary to transfer the control of the Safekeeping account to Plaintiffs' Co-Lead Counsel's control.

     11. Without affecting the finality of this Order and Final Judgment in any way, exclusive jurisdiction is hereby retained over the Parties and the Class Members for purposes of the administration, interpretation, effectuation or enforcement of the Amended Stipulation and this Order and Final Judgment.

     12. Without further order of the court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Amended Stipulation.

     13. Pursuant to Rule 54 (b) of the Federal Rules of Civil Procedure, the Court, having determined that there is no reason for delay, directs that final judgment be entered in favor of each of the Defendants.


Dated:  November 8, 1996



                         ----------------------------
                         UNITED STATES DISTRICT JUDGE

                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE


-----------------------------

IN RE AUTOTOTE CORPORATION:              CONSOLIDATED
SECURITIES LITIGATION:                   Master File No.
                                         95-63
-----------------------------

THIS DOCUMENT RELATES TO:

     All Actions
-----------------------------


                                 AMENDMENT TO
                AMENDED STIPULATION AND AGREEMENT OF SETTLEMENT
                -----------------------------------------------

                The parties to the Amended Stipulation and Agreement of Settlement, dated July l9, 1996 (the "Amended Stipulation"), hereby amend the Amended Stipulation to provide that (a) it shall be deemed to conform to the provisions of the attached Order and Final Judgment and (b) the attached Order and Final Judgment shall be the Order and Final Judgment contemplated by paragraph 21 of the Amended Stipulation.


                              BERNSTEIN LITOWITZ BERGER
                              & GROSSMAN LLP

                              By
                                 -----------------------
                              Daniel L. Berger
                              Patricia S. Gillane

                              1285 Avenue of the Americas
                              New York, New York 10019
                              212-554-1400

                                      - and -

                              MILBERG WEISS BERSHAD HYNES
                              & LERACH LLP


                              By:
                                  -----------------------------
                                      Robert P. Sugarman
                                      George A. Bauer, III

                              One Pennsylvania Plaza
                              New York, New York  10119-0165
                              212-594-5300



                              Plaintiffs' Co-Lead Counsel



                              ROSENTHAL  MONHAIT, GROSS &
                              GODDESS, P.A.


                              By:
                                  -------------------------------
                              Norman M. Monhait (DSBA No. 1040)

                              Suite 1401, Mellon Bank Center
                              P.O. Box 1070
                              Wilmington, DE  19899-1070
                              (302) 656-4433


                              MORRIS and MORRIS



                              By:
                                  -------------------------------
                              Liam Murphy (DSBA No. 3119)

                              1105 N. Market Street
                              Suite 1600
                              Wilmington, DE 19801


                              Co-Liaison Counsel for Plaintiffs

                              DUANE, MORRIS & HECKSCHER


                              By:
                                  ----------------------------
                              Judith Renzulli (DSBA No. 1051)
                              1201 N. Market Street, Suite 1500
                              P.O. Box 195
                              Wilmington, DE 19899

                                      - and -

                              KRONISH, LIEB, WEINER & HELLMAN LLP


                              By:
                                  -------------------------------------
                              Alan Levine
                              1114 Avenue of the Americas
                              New York, NY 10036

                              Attorneys for Autotote Corporation
                              A. Lorne Weil, Alan Zakon and
                              Larry Lawrence


                              POTTER, ANDERSON & CORROON


                              By:
                                  --------------------------------
                              Donald Wolfe, Jr. (DSBA No. 285)
                              350 Delaware Trust Bldg.
                              P.O. Box 951
                              Wilmington, DE 19899

                                      - and -

                              SCHNADER, HARRISON, SEGAL & LEWIS

                              By:
                                  -------------------------------------
                              Sherry A. Swirsky
                              1600 Market Street, Suite 3600
                              Philadelphia, PA 19103

                              Attorneys for Robert Ciunci

                                      ZUCKERMAN, SPAEDER, GOLDSTEIN,
                                      TAYLOR & KOLKER L.L.P.

                              By:
                                  ------------------------------------
                              Edward J. M. Little
                              1114 Avenue of the Americas
                              New York, NY 10036
                              Attorneys for Dennis Wallach

                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE


-----------------------------

IN RE AUTOTOTE CORPORATION:              CONSOLIDATED
SECURITIES LITIGATION:                   Master File No.
                                         95-63
-----------------------------

THIS DOCUMENT RELATES TO:

     All Actions

-----------------------------


                AMENDED STIPULATION AND AGREEMENT OF SETTLEMENT
                -----------------------------------------------

         This amended stipulation and agreement of settlement dated as of July ___, 1996 (the "Amended Stipulation") is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. This Amended Stipulation supersedes in all respects the Stipulation And Agreement Of Settlement dated June 11, 1996. Subject to the approval of the Court, this Amended Stipulation is entered into among the plaintiffs and the Class (as hereinafter defined), and defendants Autotote Corporation ("Autotote"), and A. Lorne Weil, Robert D. Ciunci, Dennis
C. Wallach, Larry J. Lawrence and Alan J. Zakon (the "Individual Defendants") (Autotote and the Individual Defendants are collectively referred to hereinafter as the "Defendants"), by and through their respective counsel.

          WHEREAS:

          A. There is pending in the United States District Court for the District of Delaware (the "Federal Court" or the "Court") a consolidated action entitled In re Autotote Corporation Securities Litigation, Master File No. 95-
         ------------------------------------------------
63. Fifteen actions were commenced in the Federal Court with the titles and index numbers listed below (hereinafter referred to collectively as the "Actions"):

Elliot Sheftel v. Autotote Corp.. et al., Civil Action No. 95-63;
----------------------------------------

Andrew Klotz v. Autotote Corp., et al., Civil Action No. 95-66;
--------------------------------------

David Mathis v. Autotote Corp.. et al., Civil Action No. 95-77;
--------------------------------------

Jillard Hoen v. Autotote Corp.. et al., Civil Action No. 95-85;
--------------------------------------

John H. McGinnis v. Autotote Corp.. et al., Civil Action No. 95-89;
------------------------------------------

Charles J. Moni v. Autotote Corp.. et al., Civil Action No. 95-91;
-----------------------------------------

Robert J. Dube v. Autotote Corp.. et al., Civil Action No. 95-95;
----------------------------------------

Edward B. Heyden v. Autotote Corp.. et al., Civil Action No. 95-97;
------------------------------------------

Roqer J. O'Neill v. Autotote Corp.. et al., Civil Action No. 95-98;
------------------------------------------

Dominick Benvenuto v. Autotote Corp.. et al., Civil Action No. 95-99;
--------------------------------------------

Allan Rosenthal v. Autotote Corp.. et al., Civil Action No. 95-103;
-----------------------------------------

Joseph Chabot v. Autotote Corp., et al., Civil Action No. 95-114;
---------------------------------------

Julia Burnier and Robert Burnier v. Autotote Corp.. et al., Civil Action No. 95-
----------------------------------------------------------
120;

Jeffrey A. Metzqar v. Autotote Corp.. et al., Civil Action No. 95-121; and
--------------------------------------------

Marcia Jacobs v. Autotote Corp.. et al., Civil Action No. 95-154.
---------------------------------------

          B. The Actions were consolidated for all purposes pursuant to a pretrial order entered by the Court on or about May 2, 1995 ("Pretrial Order No. 1"). Each of the Actions was brought as a class action on behalf of purchasers of Autotote common stock.

          C. Pursuant to Pretrial Order No. 1, the named plaintiffs in the Actions (together, the "Plaintiffs") served and filed a Consolidated Amended Class Action Complaint (the "Complaint") on or about June 16, 1995.

          D. The Complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Plaintiffs allege that, during the Class Period (as defined below), Defendants issued materially false and misleading statements about the earnings, profitability and business prospects of Autotote which were contained in public statements, press releases and filings with the Securities and Exchange Commission ("SEC"). Specifically, the Complaint alleges that Autotote's publicly reported assets, revenues, earnings, and earnings per share for the first three quarters of Autotote's Fiscal Year 1994 were wrongfully inflated by means of a series of improper and fraudulent accounting practices. Plaintiffs allege that, as a result of these allegedly false and misleading statements and/or omissions, the market price of Autotote common stock was artificially inflated throughout the Class Period. Plaintiffs allege that they and members of the Class were damaged as a result of the alleged misstatements and non-disclosures.

          E. On or about August 15, 1995 defendants Autotote, Weil, Zakon and Lawrence served an Answer to the Complaint. On or about September 7, 1995, defendant Ciunci served an Answer to the Complaint. On or about November 13, 1995, defendant Wallach served an Answer to the Complaint. In their Answers, all Defendants denied all the substantive allegations of the Complaint and asserted numerous affirmative defenses to each of the claims.

          F. Plaintiffs filed a motion for class certification on December 29, 1995, on behalf of all purchasers of Autotote common stock during the period from March 18, 1994, through February 14, 1995, inclusive, who suffered damages as a result thereof.

          G. Plaintiffs' Co-Lead Counsel represent that they have made a thorough investigation relating to the claims and the underlying events and transactions alleged in the Complaint. In connection with the investigation, Plaintiffs' Co-Lead Counsel represent that they have conducted extensive discovery, including the review and analysis of tens of thousands of documents produced by Autotote, the Individual Defendants, stock market analysts, Autotote's outside auditors and bankers. Plaintiffs' Co-Lead Counsel interviewed witnesses, including former Autotote employees and examined Autotote officers and a former employee of the Company at depositions. Plaintiffs' Co-Lead Counsel represent that they have analyzed the evidence adduced during pretrial discovery and have researched the applicable law with respect to the claims of Plaintiffs and the Class against the Defendants and the potential defenses thereto. Plaintiffs' Co-Lead Counsel represent that they also retained an accounting expert and damage expert to assist them in analyzing the evidence and the claims asserted.

          H. Plaintiffs, by their counsel, have conducted arm's-length negotiations with counsel for Defendants with respect to a compromise and settlement of the Actions (as consolidated) with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class. This proposed Settlement (as defined below) was reached only after difficult, complex and lengthy negotiations.

          I. Based upon their investigation and pretrial discovery as set forth above, counsel for Plaintiffs and the Class have concluded that the terms and conditions of this Amended Stipulation are fair, reasonable and adequate to Plaintiffs and the Class, and in their best interests, and have agreed to settle the claims raised in the Actions pursuant to the terms and provisions of this Amended Stipulation. In evaluating the Settlement provided for herein, Plaintiffs and their counsel represent that they have considered the expense and length of time necessary to prosecute the Actions through trial; the defenses which have been asserted by and are available to Defendants; the uncertainties of the outcome of this complex litigation; the fact that resolution, whenever and however determined, of Plaintiffs' claims, if a jury returned a verdict in their favor, would likely be submitted for appellate review, as a consequence of which it might be many years until there would be a final adjudication of the claims and defenses asserted; and the substantial benefit provided by the proposed Settlement to the Class. Based upon these considerations, Plaintiffs and their counsel, without conceding the lack of merit of any of Plaintiffs' claims, have concluded that it is in the best interests of Plaintiffs and the Class to settle the Actions (as consolidated) on the terms set forth herein.

          H. The Defendants deny any wrongdoing whatsoever and this Amended Stipulation shall not be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim, or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have asserted or intended to assert. The Defendants, while affirmatively denying wrongdoing of any kind whatsoever, or liability to the Plaintiffs and the Class, and without conceding any infirmity in the defenses they have asserted or could assert in the Actions (as consolidated), consider it desirable that the Actions (as consolidated) and the Complaint be dismissed on the terms set forth herein, in order to avoid further expense and to dispose of burdensome and protracted litigation.

         NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties to this Amended Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the "Settlement," that all "Settled Claims" as against the "Released Parties" (the terms in quotation marks are defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

                                  DEFINITIONS
                                  -----------

          1. As used in this Amended Stipulation, the following terms shall have the following meanings:

               a. "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

               b. "Autotote" or the "Company" means Autotote Corporation and all present and former officers, directors, employees, predecessors, successors, parents, subsidiaries and affiliates.

               c. "Claims Administrator" means the firm of Gilardi & Co. which shall administer the Settlement.

               d. "Class" and "Class Members" means all persons who purchased Autotote common stock, during the period March 18, 1994, through and including February 14, 1995, and who suffered a loss thereon. Excluded from the Class are the Defendants in the Actions, members of the immediate families of each of the Defendants, any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of any such excluded person. Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice.

               e. "Class Period" means the period of time from March 18, 1994 through February 14, 1995, inclusive.

               f. "Complaint" means the Consolidated Amended Class Action Complaint filed in the Actions on or about June 16, 1995.

               g.   "Defendants" means Autotote and the Individual Defendants.

               h. "Defendants' Counsel" means the law firms of Kronish, Lieb, Weiner & Hellman LLP, Schnader, Harrison, Segal & Lewis and Zuckerman, Spaeder, Goldstein, Taylor & Kolker L.L.P.

               i. "Effective Date of Settlement" or "Effective Date" means the date upon which the Settlement contemplated by this Amended Stipulation shall become effective, as set forth in (P) 23 below.

               j. "Individual Defendants" means A. Lorne Weil, Robert D. Ciunci, Dennis C. Wallach, Larry J. Lawrence and Alan J. Zakon.

               k. "Gross Settlement Fund" means the fund described at (P) 4.d below.

               l. "Net Settlement Fund" means the fund described at (P) 5 below.

               m. "Notice" means the Notice of Pendency of Class Action, of Hearing On Proposed Settlement and Attorneys' Fee Petition, and of Right to Share in Settlement Fund, which is to be sent to members of the Class in the form attached hereto as Exhibit 1 to Exhibit A.

               n. "Order and Final Judgment" means the proposed order substantially in the form attached hereto as Exhibit B.

               o. "Order for Notice and Hearing" means the proposed order substantially in the form attached hereto as Exhibit A.

               p. "Plaintiffs' Co-Lead Counsel" means the law firms of Milberg Weiss Bershad Hynes & Lerach LLP and Bernstein Litowitz Berger & Grossmann LLP.

               q. "Plaintiffs' Counsel" means all firms that have appeared on behalf of any Plaintiff named in the Complaint.

               r. "Plan of Distribution" means the terms and procedures for allocating the Net Settlement Fund among, and distributing the Net Settlement Fund to, Authorized Claimants with approved Proofs of Claim, as described in the Notice.

               s. "Proof of Claim" means the proposed proof of claim substantially in the form annexed hereto as Exhibit 2 to Exhibit A.

               t. "Publication Notice" means the summary notice of proposed settlement and hearing substantially in the form attached as Exhibit 3 to Exhibit A.

               u. "Released Parties" means (1) Autotote and the Individual Defendants; (2) with respect to Autotote, its past or present parents, subsidiaries, officers, directors, agents, employees, attorneys, outside auditors and accountants (including KPMG Peat Marwick LLP), investment advisors, affiliates, successors and assigns; and (3) with respect to the Individual Defendants, the legal representatives, heirs, executors, administrators, insurance carriers, attorneys, successors in interest or assigns of the Individual Defendants.

               v. "Safekeeping Account Agreement" means that certain Safekeeping Account Agreement dated April 9, 1996, a copy of which is annexed hereto as Exhibit C. The "Safekeeping Account" was opened on or about April 15, 1996 pursuant to that Agreement.

               w. "Settled Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and unknown claims, that have been, could have been, or in the future could be asserted in any forum by the Class Members or any of them or the successors and assigns of any of them, whether directly, indirectly, representatively, derivatively, or in any other capacity, against any of the Released Parties, which arise out of or relate in any way to the allegations, transactions, facts, matters, occurrences, representations or omissions involved, set forth or referred to in the Actions (as consolidated) and/or Complaint.

               x. "Settlement" means the settlement contemplated by this Amended Stipulation.

               y. "Settlement Fairness Hearing" is the hearing to be held, pursuant to the Order for Notice and Hearing and the Notice, for this Court to determine, among other things, whether the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Class.

               Scope and Effect of Settlement
               ------------------------------

          2. The obligations incurred pursuant to this Amended Stipulation shall constitute a full and final disposition of the Actions (as consolidated) and the Complaint and any and all Settled Claims as against all Released Parties.

          3. Upon the Effective Date of this Settlement, Plaintiffs and Class Members on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall be deemed to release and forever discharge any and all of the Released Parties from all Settled Claims, and shall forever be barred and enjoined from prosecuting, commencing, instituting or asserting all or any of the Settled Claims in any action or other proceeding in any court of law or equity, arbitrational tribunal, administrative or other forum, whether directly, representatively, derivatively, or in any other capacity against the Released Parties or any of them. The release provided pursuant to this paragraph is not intended, and shall not be construed, to release or otherwise impair any claim or cause of action that Defendants, or any of them, may have against KPMG Peat Marwick LLP.

                          The Settlement Consideration
                          ----------------------------
          4.   a.   Autotote and the insurance carriers for the Individual
Defendants have deposited $7,500,000.00 into the Safekeeping Account for the benefit of Plaintiffs and the Class
(the "Cash Settlement Amount").

               b. In addition Autotote will deliver at least $3,500,000 worth of shares of Autotote common stock as described below. Said shares will be issued by Autotote and delivered within fifteen (15) business days after the Effective Date to Plaintiffs' Co-Lead Counsel. The number of shares of common stock to be issued by Autotote will be computed as follows: Class Members will receive the lesser of (i) the number of shares of Autotote common stock which have an "Aggregate Value" (as defined below) of $4,250,000 or (ii) 1,136,216 shares of Autotote common stock. If, however, the Aggregate Value of 1,136,216 shares of Autotote common stock on the date of the Settlement Fairness Hearing is less than $3,500,000 then Autotote will issue additional shares such that the Aggregate Value of the common stock distributed to the Class Members equals $3,500,000. "Aggregate value" shall be determined by the average closing price of Autotote common stock on the American Stock Exchange for the ten trading days preceding the date of the Settlement Fairness Hearing.

               c. The shares of Autotote common stock issued pursuant to the this paragraph will first be issued to Plaintiffs' Co-Lead Counsel as Agent for the Class and will be represented by a single certificate. That certificate (the "Initial Certificate") will bear the following legend:

          "This certificate is issued pursuant to the Amended Stipulation and Agreement of Settlement (the "Amended Stipulation") among the parties, dated _______, and the Order and Final Judgment of the United States District Court for the District of Delaware (the "Court") dated _______ in a shareholders class action case entitled In re Autotote
                                                                --------------
          Corporation Securities Litigation, Consolidated Master File No. 95-63
          ---------------------------------
          in partial satisfaction of the claims of members of the class that was certified by the Court pursuant to its Preliminary Order in Connection with Class Settlement Proceedings, dated ________. The shares represented by this certificate may not be sold, transferred or hypothecated except in accordance with a further order of the Court, (referred to in the Amended Stipulation as the "Class Distribution Order") which determines the specific number of shares to be distributed to each respective individual member of the class and the number of shares to be paid to plaintiffs' counsel as fees."

After the Class Distribution Order has been entered the Initial Certificate will be cancelled and new certificates will be issued to each of the Authorized Claimants and new certificates will be issued to Plaintiffs' Counsel in the respective amounts of shares provided in the Class Distribution Order and in (P) 9 of the Order and Final Judgment (the "Distribution Certificates"). Shares represented by the Distribution Certificates can be sold or transferred under the Securities

Act of 1933 (the "Act) on the day the shares are issued to the Authorized Claimants and Plaintiffs' Counsel. The Distribution Certificates will not bear any legend or restriction.

               d. The Cash Settlement Amount and any interest earned thereon, and the shares of Autotote common stock shall be the "Gross Settlement Fund."

          5. The Gross Settlement Fund, net of any taxes on the income thereof, shall be used to pay (i) the Notice and administration costs referred to in (P) 7 hereof, (ii) the attorneys' fee and expense award referred to in
(P) 8 hereof, and (iii) the remaining administration expenses referred to in (P) 9 hereof. The balance of the Gross Settlement Fund after the above payments shall be the "Net Settlement Fund" which shall be distributed to the Authorized Claimants as provided in (P) 12 hereof. Any cash sums required to be held hereunder prior to the Effective Date shall continue to be held pursuant to the Safekeeping Account Agreement. All funds held in the Safekeeping Account shall be deemed to be in custodia legis of the Court and shall remain subject to the
                -- -------- -----
jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to (P) 3 of the Safekeeping Account Agreement and/or further order of the Court. After the Effective Date, Alan Levine and Federal Insurance Company shall no longer have any joint interest or signature authority over any funds held hereunder, and each of the signatories to the Safekeeping Account Agreement will execute any documents necessary to remove Alan Levine and Federal Insurance Company from any authority over the Safekeeping Account. The Safekeeping Account shall thereafter be under the joint control of Milberg Weiss Bershad Hynes & Lerach LLP and Bernstein Litowitz Berger & Grossmann LLP and shall remain subject to the jurisdiction of the Court.

          (a) The parties hereto agree that the Gross Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation (S) 1.468B-1 and that Milberg Weiss Bershad Hynes & Lerach LLP and Bernstein Litowitz Berger & Grossmann LLP, as administrators of the Gross Settlement Fund within the meaning of Treasury Regulation (S) 1.468B-2 (k) (3), shall be responsible for filing tax returns for the Gross Settlement Fund and paying from the Gross Settlement Fund any taxes owed with respect to the Gross Settlement

Fund. Counsel for Autotote agree to promptly provide to Milberg Weiss Bershad Hynes & Lerach LLP and Bernstein Litowitz Berger & Grossmann LLP the statement described in Treasury Regulation (S) 1.468B-3(e).

          (b) All: (a) taxes (including any interest or penalties) arising with respect to the income earned by the Gross Settlement Fund ("Taxes"); and (b) expenses and costs incurred in connection with the operation and implementation of this paragraph (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this paragraph) (collectively, "Tax Expenses"), shall be paid out of the Gross Settlement Fund. In all events, the Defendants shall have no liability or responsibility for the Taxes or the Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Gross Settlement Fund and shall be paid by Milberg Weiss Bershad Hynes & Lerach LLP and Bernstein Litowitz Berger & Grossmann LLP out of the Gross Settlement Fund without prior Order from the Court. The parties hereto agree to cooperate with Milberg Weiss Bershad Hynes & Lerach LLP and Bernstein Litowitz Berger & Grossmann LLP, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this paragraph.

(i)  Administration
-------------------

          6. The Claims Administrator shall administer the claims to share in the Net Settlement Fund under Plaintiffs' Co-Lead Counsel's supervision and subject to the jurisdiction of the Court. Except as stated in this (P) 6, Defendants and their insurance carriers shall have no responsibility for the administration of the claims to share in the Net Settlement Fund and shall have no liability to the Class in connection with such administration. Autotote's counsel shall cooperate in such administration of the Settlement by providing all information from Autotote's transfer records concerning the identities of class members and their transactions.

          7. Prior to the Effective Date, Plaintiffs' Co-Lead Counsel may expend from the Gross Settlement Fund, without further approval from the Defendants, Federal Insurance

Company, or the Court, up to the sum of $50,000.00 to pay the reasonable costs and expenses associated with the administration of the Settlement including, without limitation, the costs of identifying members of the Class and effecting mail Notice and Publication Notice. Such amounts shall include, without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the claims filed.

(ii) Attorneys' Fees And Expenses
---------------------------------

          8. Plaintiffs' Counsel will apply to the Court for an award from the Gross Settlement Fund of attorneys' fees and reimbursement of expenses. Such application for attorneys' fees shall be for an amount not greater than one-third of the total Gross Settlement Fund. Plaintiffs' Counsel shall seek an attorneys' fee award of cash and common stock in the same proportions as such assets comprise the Gross Settlement Fund. Such cash attorneys' fee and expenses as are awarded by the Court shall be paid from the Gross Settlement Fund to Plaintiffs' Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs' Counsel's obligation to make appropriate refunds or repayments to the Gross Settlement Fund plus accrued interest, if and when, as a result of any appeal
and/or further proceedings on remand, or successful collateral         attack,
the fee or cost award were to be reduced or reversed. Plaintiffs' Co-Lead Counsel reserve the right to make additional applications for fees and expenses, but in no event shall Plaintiffs' Counsel seek a fee award of more than one-third of the Gross Settlement Fund.

(iii) Class Distribution Order and Administration Expenses
----------------------------------------------------------

          9. Plaintiffs' Co-Lead Counsel will apply to the Court, on notice to Defendants' Counsel, for an order (the "Class Distribution Order") approving the Claims Administrator's administrative determinations concerning the acceptance and rejection of the claims filed herein and approving the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing distribution of the Net Settlement Fund to Authorized Claimants.

(iv)  Distribution To Authorized Claimants
------------------------------------------

          10. At the Settlement Fairness Hearing, Plaintiffs will seek approval of the Court to authorize the distribution of the Net Settlement Fund by the Claims Administrator to the Authorized Claimants, after the Effective Date, in accordance with the Plan of Distribution, the terms and conditions of which are set forth in the Notice.

          11. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the Net Settlement Fund based upon the terms of the
           --- ----
Plan of Distribution. In order to receive a payment from the Net Settlement Fund, an Authorized Claimant must have had an economic loss with respect to transactions in Autotote common stock.

          12.  a.   Each Authorized Claimant shall be allocated a pro rata share
                                                                  --- ----
of the Net Settlement Fund based on his or her claim as compared to the total claims of all accepted claimants. The Claims Administrator shall pay each Authorized Claimant his or her distribution amount. No distributions of cash shall be made to Authorized Claimants who would not be entitled to receive at least five ($5) dollars based on the initial proration of the Net Settlement Fund to all Authorized Claimants.

               b. Pursuant to the Class Distribution Order (referred to in (P) 9 above) and upon instructions from Plaintiffs' Co-Lead Counsel, the shares of Autotote common stock will be distributed to the members of the Class in proportion to the Authorized Claimant's recognized claims as determined by the Claims Administrator. No fractional shares shall be issued and no shares shall be issued to any Authorized Claimant who would not be entitled to receive at least five (5) shares based on the initial proration of shares to Authorized Claimants. No adjustment will be made in the cash distributions for fractional shares nor for the minimum number of shares.

               c. This is not a claims-made settlement, all the Net Settlement Fund will be distributed to Authorized Claimants in proportion to their Defined Losses as described in the

Notice. Defendants will have no ability to get back any of the Gross Settlement Fund after the Effective Date. Defendants will have no involvement in reviewing or challenging claims.

                        Administration of the Settlement
                        --------------------------------

          13. Any member of the Class who does not file a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Fund but will otherwise be bound by all of the terms of this Amended Stipulation and the Settlement, including the terms of the Order And Final Judgment to be entered in the Actions (as consolidated) and the releases provided for herein, and will be barred and permanently enjoined from bringing any action against the Released Parties concerning the Settled Claims.

          14. Plaintiffs' Co-Lead Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator, subject to the terms of (P) 15.f below. Plaintiffs' CoLead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim filed in the interests of achieving substantial justice. Except for the Defendants' obligations to pay the Cash Settlement Amount, and except for Autotote's obligations to issue and deliver the common stock pursuant to (P)(P) 4.b, 4.c, and 12.b above and to cooperate in the production of information with respect to the identification of Class Members from the company's shareholder transfer records, Defendants shall have no liability or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund.

          15. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

               a. Each Class Member shall be required to submit a Proof of Claim (substantially in the form attached as Exhibit 2 to Exhibit A), supported by such documents as are designated therein, including proof of the Class Member's loss, or such other documents or proof as Plaintiffs' Co-Lead Counsel, in their discretion, may deem acceptable;

               b. All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Any Class Member who fails to file a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Amended Stipulation (unless, by Order of the Court, a later filed Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Amended Stipulation and the Settlement including the terms of the Order And Final Judgment to be entered in the Actions (as consolidated) and the releases provided for herein, and will be barred and permanently enjoined from bringing any action against the Released Parties concerning the Settled Claims. A Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed first-class postage prepaid and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by Plaintiffs' Co-Lead Counsel or its designee;

          c. Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Plaintiffs' Co-Lead Counsel, who shall determine in accordance with this Amended Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph e. below;

          d. Proofs of Claim that do not meet the filing requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the claimant in order to remedy the curable deficiencies in the Proof of Claims submitted. The Claims Administrator, under supervision of Plaintiffs' Co-Lead Counsel, shall notify, in a timely fashion and in writing, all claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the claimant whose claim is to be rejected has the right to a review by the Court if the claimant so desires and complies with the requirements of subparagraph (e) below; and

          e. If any claimant whose claim has been rejected in whole or in part desires to contest such rejection, the claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiffs' Co-Lead Counsel shall thereafter present the request for review to the Court in the motion for the Class Distribution Order.

               f. The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants' Counsel, for approval by the Court in the Class Distribution Order, after the claims have been processed.

          16. Each Authorized Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that claimant's status as a Class Member and the validity and amount of the claimant's claim. No discovery shall be allowed on the merits of the Actions (as consolidated), Complaint or Settlement in connection with processing of the Proofs of Claim.

          17. Payment pursuant to this Amended Stipulation shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Amended Stipulation and the Settlement, including the terms of the Order And Final Judgment to be entered in the Actions and the releases provided for herein at (P) 3, and will be barred and permanently enjoined from bringing any action against the Released Parties concerning the Settled Claims.

          18. All proceedings with respect to the administration, processing and determination of claims described in (P)(P) 13 through 19 of this Amended Stipulation, and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

          19. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after:
(i) all claims have been processed, and all claimants whose claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) the Court has entered the Class Distribution Order; (iii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time to appeal has expired; (iv) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefor has expired; and (v) all costs of administration have been paid.

                     Terms of Order for Notice and Hearing
                     -------------------------------------

          20. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Amended Stipulation, Plaintiffs' Co-Lead Counsel and Defendants' Counsel jointly shall apply to the Court for entry of the Order for Notice and Hearing, substantially in the form annexed hereto as Exhibit A.

                       Terms of Order and Final Judgment
                       ---------------------------------

          21. If the Settlement contemplated by this Amended Stipulation is approved by the Court, Plaintiffs' Co-Lead Counsel and Defendants' Counsel shall jointly request that the Court enter an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.

                             Supplemental Agreement
                             ----------------------

          22. Simultaneously herewith, Plaintiffs' Co-Lead Counsel and Defendants' Counsel are executing a "Supplemental Agreement" setting forth certain conditions under which this Amended Stipulation may be withdrawn or terminated by Defendants in the event that potential Class Members who purchased in excess of a certain number shares of Autotote common stock traded during the Class Period exclude themselves from the Class. The Supplemental Agreement shall be filed under seal if permitted by the Court, and, if not so permitted, shall not be filed, but its substantive content shall be brought to the attention of the Court, in camera if so requested by the attorneys for any of
                        -- ------
the undersigned parties and permitted by the Court. In the event of a withdrawal from this Amended Stipulation pursuant to the Supplemental Agreement, this Amended Stipulation shall become null and void and of no further force and effect and the provisions of (P)(P) 26 and 27 shall apply. Notwithstanding the foregoing, the Amended Stipulation shall not become null and void as a result of the election by the Defendants to exercise their option to withdraw from the Amended Stipulation pursuant to the Supplemental Agreement unless and until the conditions set forth in the Supplemental Agreement have been satisfied.

              Effective Date of Settlement, Waiver or Termination
              ---------------------------------------------------
          23. The Effective Date of Settlement shall be the date when all the following shall have occurred:

               (a) entry of the Order for Notice and Hearing in all material respects in the form annexed hereto as Exhibit A;

               (b) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

               (c) entry by the Court of the Order and Final Judgment, in all material respects in the form set forth in Exhibit B annexed hereto and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects, and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in a form other than that provided herein ("Alternative Judgment") and none of the parties hereto elects to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review.

          24. Either Defendants' Counsel or Plaintiffs' Co-Lead Counsel shall have the right to terminate the Settlement and this Amended Stipulation by providing written notice of their election to do so ("Termination Notice") within thirty days after: (a) the Court's declining to enter the Order for Notice and Hearing in any material respect; (b) the Court's refusal to approve this Amended Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) the Court's entry of an Alternative Judgment; (e) the date upon which the Order and Final Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (f) the date upon which an Alternative

Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.

          25. If Autotote does not deliver all of the shares of common stock required to be delivered pursuant to paragraph 4.b. above within fifteen (15) business days after the Effective Date, Plaintiffs' Co-Lead Counsel shall provide written notice to Autotote Corporation, 750 Lexington Avenue, New York, NY 10022, and Kronish, Lieb, Weiner & Hellman LLP of such non-delivery. If Autotote then fails to deliver all of such common shares within fifteen (15) business days after Plaintiff's Co-Lead Counsel provides such notice, then Plaintiffs' Co-Lead Counsel shall have the option either to terminate this Settlement or to obtain entry of an order of the Court enforcing the specific performance of Autotote's obligation under (P) 4.b above, together with all attorneys' fees and all costs incurred by Plaintiffs to have such order entered.

          26. Except as otherwise provided herein, in the event the Settlement and the Amended Stipulation are terminated pursuant to (P)(P) 24 or 25 above or if the Settlement fails to become effective for any reason, then the parties to this Amended Stipulation shall be deemed to have reverted to their respective status in the Actions (as consolidated) as of the day prior to the date immediately prior to the execution of the original Stipulation and the parties shall proceed in all respects as if this Amended Stipulation, the original Stipulation and any related orders had not been entered, and any portion of the Cash Settlement Amount previously paid by or on behalf of Defendants, together with any interest earned thereon, less any taxes due with respect to such income, and less costs of administration and notice actually incurred and paid or payable from the Gross Settlement Fund, shall be returned in accordance with the Safekeeping Account Agreement, and any Autotote common stock delivered pursuant to (P) 4.b above shall be returned to Autotote.

                           No Admission of Wrongdoing
                           --------------------------

          27. This Amended Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

          (a) shall not be offered or received against the Defendants or any of them as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any allegation made by Plaintiffs or the Class or the validity of any claim that was, could have been, or in the future might be asserted in the Actions and/or the Complaint, or the deficiency of any defense that was, could have been, or in the future might be asserted with respect to the Actions and/or the Complaint;

          (b) shall not be offered or received against the Defendants or any of them as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or that the Plaintiffs or the Class have in fact suffered any damage or that the Defendants or any of them are liable to Plaintiffs or any member of the Class, or against the Plaintiffs and the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

          (c) shall not be offered or received against the Defendants or any of them as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way used or referred to for any other reason as against any of the parties to this Amended Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Amended Stipulation; provided, however, that if this Amended Stipulation is approved by the Court, Defendants or any of them may use or refer to it in any manner necessary to effectuate and enforce the releases and the liability protection granted them hereunder; and

          (d) shall not be construed against the Defendants or any of them or the Plaintiffs and the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.

                            Miscellaneous Provisions
                            ------------------------
          28. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

          29. If a case under Title 11 of the United States Code (Bankruptcy), or any other bankruptcy, insolvency or similar proceeding is commenced with respect to any Defendant who has actually made a payment in satisfaction of the Cash Settlement Amount, or delivered shares of Autotote common stock in accordance with (P) 4.b, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Gross Settlement Fund or any portion thereof by or on behalf of such Defendant to be a preference, fraudulent transfer or other voidable transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Gross Settlement Fund by other Defendants, then, at the election of Plaintiffs' Co-Lead Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the Defendants pursuant to this Amended Stipulation, which releases and judgment shall be null and void, and the Parties shall be restored to their respective positions in the litigation as of the date a day prior to the date of this Amended Stipulation and any cash amounts in the Safekeeping Account, and shares of Autotote common stock, delivered pursuant to (P) 4.b, shall be returned as provided in (P) 26 above. Nothing in this paragraph shall obligate any Defendant to make any further deposit to the Gross Settlement Fund under the circumstances described in this paragraph.

          30. The Parties intend this Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, the Defendants agree not to assert in any forum that any of the Actions or the Complaint was brought or prosecuted in bad faith or without a reasonable basis. The parties to this Amended Stipulation agree that the consideration given and the other terms of the Settlement were negotiated at arm's length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

          31. This Amended Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all parties hereto or their successors-in-interest.

          32. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

          33. The administration and consummation of the Settlement as embodied in this Amended Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Plaintiffs' Counsel and enforcing the terms of this Amended Stipulation.

          34. The waiver by one party of any breach of this Amended Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Amended Stipulation.

          35. This Amended Stipulation and its exhibits and the Supplemental Agreement constitute the entire agreement among the parties hereto concerning the Settlement of the Actions (as consolidated), and no representations, warranties, or inducements have been made by any party hereto concerning this Amended Stipulation and its exhibits and the Supplemental Agreement other than those contained and memorialized in such documents.

          36. This Amended Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Amended Stipulation shall exchange among themselves original signed counterparts.

          37. This Amended Stipulation shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

          38. The construction, interpretation, operation, effect and validity of this Amended Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Delaware without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

          39. All counsel and any other person executing this Amended Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Amended Stipulation to effectuate its terms.

          40. Autotote's counsel shall, promptly after the execution of this Amended Stipulation by all signatories to it, serve a copy of the Amended Stipulation on each entity which has contributed any portion of the Cash Settlement Amount to the Safekeeping Account. Autotote's counsel shall also serve on those same entities copies of both the Court's Preliminary Order in Connection With Class Settlement Proceedings and the Order and Final Judgment, promptly after the Court enters each of those Orders.

          41. Plaintiffs' Co-Lead Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Order for Notice and Hearing, the Amended Stipulation and the Settlement and the Order and Final Judgment, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

DATED:  July 19, 1996


                         KRONISH, LIEB, WEINER & HELLMAN
                         LLP


                         By:
                            --------------------------------
                                      Alan Levine
                         1114 Avenue of the Americas
                         New York, New York 10036
                         (212)479-6000

                                  - and -
                         DUANE, MORRIS & HECKSHER


                         By:
                            -------------------------------
                                  Judith N. Renzulli

                         1201 Market Street
                          Wilmington, DE  19801
                         302-571-5550

                         On Behalf of and as Agents and
                         Attorneys for Autotote
                         Corporation, A. Lorne Weil, Alan
                         Zakon, and Larry Lawrence

                                    - and -

                         SCHNADER, HARRISON, SEGAL & LEWIS


                         By:
                            -------------------------------
                                     Sherry A. Swirsky

                         1600 Market Street, Suite 3600
                         Philadelphia, PA 19103
                         (215) 751-2000

                                    - and -

                         POTTER, ANDERSON & CORROON


                         By:
                            --------------------------------
                                     Donald J. Wolfe, Jr.
                                     Michael A. Pittenger

                         P.O. Box 951
                         350 Delaware Trust Building
                         Wilmington, DE  19899
                         302-984-6000

                         On Behalf of and as Agents and
                         Attorneys for Robert Ciunci

                                    - and -

                         ZUCKERMAN, SPAEDER, GOLDSTEIN
                         TAYLOR & KOLKER L.L.P.


                         By:
                            --------------------------------
                                     Edward J. M. Little

                         1114 Avenue of the Americas

                         New York, New York 10036
                         (212)479-6500

                         On Behalf of and as Agents and
                         Attorneys for Dennis Wallach

                                    - and -

                         BERNSTEIN LITOWITZ BERGER
                          & GROSSMANN LLP


                         By:
                            ---------------------------------
                                Daniel L. Berger
                                Patricia S. Gillane

                         1285 Avenue of the Americas
                         New York, New York 10019
                         212-554-1400

                                    - and -

                         MILBERG WEISS BERSHAD HYNES
                         & LERACH LLP


                         By:
                            ---------------------------------
                                Robert P. Sugarman
                                George A. Bauer III
                                Peter A. Lennon

                         One Pennsylvania Plaza
                         New York, New York  10119-0165
                         212-594-5300

                         Plaintiffs' Co-Lead Counsel

                         MORRIS And MORRIS


                         By:
                            ---------------------------------
                                Patrick Morris
                                No. 3015

                         1105 North Market Street

                         Suite 1600
                         Wilmington, Delaware 19801
                         302-426-0400

                                    - and -

                         ROSENTHAL, MONHAIT, GROSS
                           & GODDESS, P.A.


                         By:
                            ----------------------------------
                                Norman Monhait
                                No. 1040

                         919 North Market Street
                         Suite 1401
                         Mellon Bank Center
                         Wilmington, DE 19801
                         Tel: (302) 656-4433

                         Plaintiffs' Co-Liaison Counsel

                         Mark Gardy
                         Nancy Kaboolian
                         ABBEY & ELLIS
                         212 East 39th Street
                         New York, NY  10016
                         212-889-3700

                         Robert Hoffman
                         BARRACK, RODOS & BACINE
                         3300 Two Commerce Square
                         2001 Market Street
                         Philadelphia, PA  19103
                         215-963-0600

                         Glen DeValerio
                         Jeffrey C. Block
                         BERMAN DEVALERIO & PEASE
                         One Liberty Square
                         Boston, MA  02109
                         617-542-8300

                         Pamela S. Tikellis
                         Robert J. Kriner, Jr.

                         Cynthia A. Calder
                         CHIMICLES, JACOBSEN & TIKELLIS
                         One Rodney Square
                         Wilmington, DE  19899
                         302-656-2500

                         Jonathan M. Plasse
                         GOODKIND, LABATON, RUDOFF &
                          SUCHAROW LLP
                         100 Park Avenue
                         12th Floor
                         New York, NY 10017
                         212-907-0700

                         Michael C. Heyden
                         Kevin P. O'Neill
                         HEYDEN, KANIA & O'NEILL
                         1201 North King Street
                         Wilmington, DE  19801
                         302-654-0789
                         Frederic S. Fox
                         Joel Strauss
                         KAPLAN, KILSHEIMER & FOX
                         685 Third Avenue
                         New York, NY  10017
                         212-687-1980

                         Neil Selinger
                         Robert Rodriguez
                         LOWEY DANNENBERG BEMPORAD
                          & SELINGER, P.C.
                         747 Third Avenue
                         New York, NY  10017-2877
                         212-759-1504

                         Charles J. Piven
                         LAW OFFICE OF CHARLES J. PIVEN
                         The Legg Mason Tower
                         111 S. Calvert Street
                         Suite 2700
                         Baltimore, MD  21202
                         410-332-0030

                         Richard Schiffrin
                         Andrew Barroway

                         SCHIFFRIN & CRAIG, LTD.
                         Three Bala Plaza East
                         Suite 500
                         Bala Cynwyd, PA  19004
                         610-667-7706

                         David A.P. Brower
                         WOLF HALDENSTEIN ADLER
                          FREEMAN & HERZ L.L.P.
                         270 Madison Avenue
                         New York, NY  10016
                         212-545-4600

                         Robert M. Kornreich
                         WOLF POPPER ROSS WOLF
                            & JONES, L.L.P.
                         845 Third Avenue
                         New York, NY  10022
                         212-759-4600


                         Jeffrey Zwerling
                         Mary Neu
                         ZWERLING, SCHACHTER, ZWERLING
                            & KOPPELL, L.L.P.
                         767 Third Avenue
                         New York, NY  10017-2023
                         212-223-3900


                         Plaintiffs' Counsel